EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-52072, No. 333-31289 and No. 333-124711) of Applied Materials, Inc. of our report dated June 17, 2005, with respect to the financial statements and supplemental schedule of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ ARMANINO McKENNA LLP
ARMANINO McKENNA LLP
San Ramon, California
June 28, 2005